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                                                                    EXHIBIT 99.1

                              W. P. CAREY & CO. LLC

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of W. P. Carey & Co. LLC (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William Polk Carey, Co-Chief Executive Officer of the Company, and Gordon F. DuGan, Co-Chief Executive Officer of the Company, certify, to the best of our knowledge and belief, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/       William Polk Carey              /s/      Gordon F. DuGan
          --------------------------               --------------------------

          William Polk Carey                       Gordon F. DuGan
          Chairman                                 President
          (Co-Chief Executive Officer)             (Co-Chief Executive Officer)
              3/25/2003                                3/25/2003
          --------------------------               ---------------------------
          Date                                     Date